                                  APG AGREEMENT

                                      AMONG

                       AUTOMOTIVE PERFORMANCE GROUP, INC.,

                                PBT BRANDS, INC.,

                                       AND

                          THE APG PARTIES NAMED HEREIN

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1  Definitions...................................................    1

                                   ARTICLE II

                           REPRESENTATIONS OF APG AND
                                 THE APG PARTIES

SECTION 2.1  Due Incorporation.............................................    3
SECTION 2.2  Due Authorization.............................................    3
SECTION 2.3  Consents and Approvals; Authority Relative to This Agreement..    4
SECTION 2.4  Brokers; Equity Participants..................................    4
SECTION 2.5  Capitalization; Subsidiaries..................................    4
SECTION 2.6  Accuracy of Information.......................................    5
SECTION 2.7  Other Matters.................................................    5

                                   ARTICLE III

                            COVENANTS AND AGREEMENTS

SECTION 3.1  Formation of Special Purpose Subsidiary.......................    6
SECTION 3.2  Subsidiary Contribution of All Existing Assets and Liabilities    7
SECTION 3.3  Redemption and Conversion of APG Preferred Stock..............    7
SECTION 3.4  Exchange of Bridge Debt and Other Debt; Issuance of Preferred
             Stock.........................................................    8
SECTION 3.5  Employment and Stock Matters..................................    8
SECTION 3.6  APG Stock Option Grants.......................................    9
SECTION 3.7  Contingent Stock Grants and Amendments........................    9
SECTION 3.8  Opinion of Counsel to APG.....................................   10

                                   ARTICLE IV

                        BENEFITS, RELEASE AND INDEMNITIES

SECTION 4.1  APG Reimbursements, Payments and Investment...................   10
SECTION 4.2  Release.......................................................   10
SECTION 4.3  Indemnification by APG........................................   11

                                    ARTICLE V

                                  MISCELLANEOUS

SECTION 5.1  Expenses......................................................   12
SECTION 5.2  Amendment.....................................................   12
SECTION 5.3  Notices.......................................................   12
SECTION 5.4  Waivers.......................................................   13
SECTION 5.5  Counterparts..................................................   13
SECTION 5.6  Interpretation................................................   13
SECTION 5.7  APPLICABLE LAW................................................   13
SECTION 5.8  Binding Agreement.............................................   14
SECTION 5.9  Third Party Beneficiaries.....................................   14
SECTION 5.10 Entire Understanding..........................................   14
SECTION 5.11 JURISDICTION OF DISPUTES; WAIVER OF JURY TRIAL................   14
SECTION 5.12 Severability..................................................   15
SECTION 5.13 Construction..................................................   15

EXHIBITS
EXHIBIT A -       APG Subscription Agreement
EXHIBIT B -       APG Stockholders Agreement
EXHIBIT C -       Form of Option Agreement
EXHIBIT D -       Certified APG Board Resolutions
EXHIBIT E -       Contingent Stock Arrangements
EXHIBIT F -       Terms of Series B Preferred Stock

Schedules
Schedule I   -    APG Parties
Schedule 2.3 -    Consents, Filings
Schedule 2.4 -    Brokers
Schedule 2.5 -    Capitalization
Schedule 2.6 -    SEC Filings
Schedule 3.3 -    Preferred Stock
Schedule 3.4 -    Bridge Debt
Schedule 3.5 -    Shared Employees
Schedule 3.6 -    Stock Option Grants
Schedule 4.1 -    Reimbursed Expense Invoices
Schedule 6.4 -    APG Parties Notice Information

                                  APG AGREEMENT

         THIS APG AGREEMENT (this "Agreement"), is made as of August 2, 1999, by and among Automotive Performance Group, Inc., a Delaware corporation ("APG"), the shareholders of APG listed on Schedule I (the "APG Parties") and PBT Brands, Inc., a Delaware corporation, together with its subsidiaries ("PBT").

                                 R E C I T A L S

         WHEREAS, APG and PBT are party to that certain Letter of Intent, dated July 13, 1999, (the "PBT Letter of Intent") relating to the acquisition by PBT of the net assets and business of the Automotive Aftermarket Division of Loctite ("Permatex");

         WHEREAS, APG and Loctite are party to that certain Letter of Intent, dated February 1999 (the "APG Letter of Intent") relating to the acquisition by APG of Permatex;

         WHEREAS, PBT's wholly-owned subsidiary Permatex Acquisition, Inc. ("Permatex Acquisition") has entered into that certain Asset Purchase Agreement, dated the date hereof, with Loctite Corporation and Manco, Inc. (the "Permatex Asset Purchase Agreement");

         WHEREAS, APG has made certain loans and deposits in respect of certain proposed transactions which in consideration of the agreements set forth herein, PBT shall reimburse as set forth herein;

         WHEREAS, as a condition to the closing of the transactions contemplated by the PBT Letter of Intent and the Permatex Asset Purchase Agreement, PBT requires that each of APG and the APG Parties provide a release in favor of PBT and its affiliates for certain liabilities as set forth herein, that APG provide an indemnity in favor of PBT as set forth herein, and agree to perform the covenants set forth herein;

         NOW, THEREFORE, in consideration of the agreements set forth herein, including the release contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

         "AC Tech" means Advanced Chemistry & Technology, Inc., a Delaware corporation.

         "AC Tech Letter of Intent" means that certain letter dated February 8, 1999 between Ampersand and APG relating to the sale of the capital Stock of AC Tech.

         "AC Tech Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of the date hereof, among Permatex Acquisition, Advanced Chemistry & Technology, Inc. ("AC Tech") and the stockholders named therein.

         "Agreement" has the meaning set forth in the preamble.

         "Ampersand" means Ampersand Specialty Materials and Chemicals III Limited Partnership and Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership, their successors and assigns.

         "APG" has the meaning set forth in the preamble.

         "APG Newco" has the meaning set forth in Section 3.2.

         "APG Reimbursement" has the meaning set forth in Section 4.1(a).

         "APG Special Purpose Sub" has the meaning set forth in Section 3.1.

         "APG Subscription Agreement" has the meaning set forth in Section 3.1.

         "APG 1998 Stock Option Plan" means the 1998 Stock Option Plan of APG as duly adopted by the board of directors and stockholders of APG as in effect on the date hereof, a copy of which has been furnished to PBT.

         "Bridge Notes" has the meaning set forth in Section 3.4.

         "Closing" means the closing of PBT's acquisition of the Automotive Aftermarket Division of Loctite Corporation and of Advanced Chemistry and Technology, Inc. and related financing and transactions.

         "Common Stock" means the Common Stock, par value $0.0001 per share, of APG.

         "Downstream Assets" has the meaning set forth in Section 4.2.

         "Loctite" means Loctite Corporation, a Delaware corporation.

         "Loss" or "Losses" shall mean any and all damages, liabilities, judgments, penalties, fines, losses, taxes and reasonable costs and expenses, including but not limited to, attorneys' fees and accounting fees, consulting fees and related disbursements.

         "Other Debt" has the meaning set forth in Section 3.4(c).

         "PBT" has the meaning set forth in the preamble.

         "PBT Investment" has the meaning set forth in Section 2.7.

         "PBT Letter of Intent" has the meaning set forth in the recitals.

         "PBT Stockholders Agreement" has the meaning set forth in Section 4.1.

         "Permatex" has the meaning set forth in the recitals.

         "Permatex Acquisition" means PBT's acquisition of the Automotive Aftermarket Division of Loctite Corporation.

         "Permatex Asset Purchase Agreement" has the meaning set forth in the recitals.

         "Related Agreements" means, with respect to any party hereto, the agreements which are exhibits hereto, together with all other agreements contemplated hereby and thereby.

         "Preferred Stock" means the Preferred Stock, par value of $0.0001 per share, of APG.

         "Series B Preferred Stock" means the Series B Convertible Redeemable Preferred Stock, par value $0.0001 per share, of APG having the terms set forth on Exhibit F hereto.

         "Subsidiary Contribution" has the meaning set forth in Section 4.2.


                                   ARTICLE II

                           REPRESENTATIONS OF APG AND
                                 THE APG PARTIES

         SECTION 2.1 Due Incorporation. APG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own and operate its assets and properties as they are now being owned and operated.

         SECTION 2.2 Due Authorization. Each of APG and the APG Parties has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each APG and the APG Parties of this Agreement and its Related Agreements have been duly and validly approved by the board of directors of APG, and equivalent body of the APG Parties, and no other corporate or other actions or proceedings on the part of APG and the APG Parties are necessary to authorize this Agreement, its Related Agreements and the transactions contemplated hereby and thereby. Each of APG and the APG Parties has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered its Related

Agreements. This Agreement constitutes the legal, valid and binding obligation of each of APG and the APG Parties and such party's Related Agreements, upon execution and delivery by such party, will constitute legal, valid and binding obligations of each of APG and the APG Parties, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable principles.

         SECTION 2.3 Consents and Approvals; Authority Relative to This Agreement. The execution, delivery and performance by each of APG and the APG Parties of this Agreement and its Related Agreements will not (i) violate any law, regulation or order of any governmental authority applicable to such party;
(ii) except as set forth on Schedule 2.3 all of which have been made or will be timely made, require any filing or registration by such party with, or consent or approval with respect to such party of, any governmental authority; (iii) violate or conflict with or result in a breach or default under any contract to which such party is a party or by which such party or any of its assets or properties are bound; or (iv) violate or conflict with their charter, by-laws or other organizational documents.

         SECTION 2.4 Brokers; Equity Participants.

         (a) Neither APG nor any APG Party has used any broker or finder in connection with the transactions contemplated by the PBT Letter of Intent, the Permatex Asset Purchase Agreement, the AC Tech Stock Purchase Agreement, this Agreement or the Related Agreements, nor entered into negotiations or agreements with any equity participant other than those listed on Schedule 2.4 hereto, and APG represents, warrants and confirms that neither PBT, nor any Released Party (as defined in Section 4.2) has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage, finder's fee, other commission or other liability or payment of any Person retained by APG or an APG Party in connection with any of the transactions contemplated by the PBT Letter of Intent, this Agreement, the Permatex Acquisition, the AC Tech Acquisition or the Related Agreements. Each of the brokers, finders and financiers listed on Schedule 2.4 has executed and delivered a Pay-Off and Release letter in form and substance satisfactory to PBT, unless and to the extent waived by PBT. With regard to such brokers, finders and financiers, PBT has either paid or will pay at the direction of APG, on behalf of APG, and/or reimbursed APG for the amounts (collectively, the "Pay-Off Amount"), set forth on Schedule 2.4, but in each such case only to the extent that Pay-Off and Release letters in form and substance satisfactory to PBT have been executed and delivered by such parties. The Pay-Off Amount shall not exceed $4.8 million in the aggregate.

         SECTION 2.5 Capitalization; Subsidiaries. Each beneficial holder of Preferred Stock as of immediately prior to the date hereof is listed on Schedule
2.5. Schedule 2.5 lists entire authorized capital stock of the Company as of the date immediately prior to the date hereof and, on a pro forma basis giving effect to the conversion of Bridge Debt and Preferred Stock contemplated hereby. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that would require APG to issue, sell, or otherwise cause to become outstanding any of its capital stock other than set forth on Schedule 2.5, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to APG, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of capital stock of APG, except in each such case as disclosed on Schedule 2.5. The beneficial ownership percentage of all 5% or greater stockholders, officers, directors, including Dean Willard and all recipients of stock options and restricted stock as described in Sections 4.6 and 4.7 as of the date hereof, after giving effect to the Transactions and the conversion of all outstanding shares of Preferred Stock and Series B Preferred Stock are set forth on Schedule 2.5.

         SECTION 2.6 Accuracy of Information. All forms, reports, statements (including without limitation any financial statements and schedules) and documents filed with the SEC by APG (the "SEC Documents"), have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as applicable, and the laws, regulations and rules relating thereto. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents, at the time of their filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company has timely filed all registration statements, reports and other filings required to be filed with the Securities and Exchange Commission under its rules and regulations except as set forth on Schedule 2.6. No material developments have occurred since the date of APG's last report on Form 10-Q which have not been disclosed to PBT, including any such material development which would be required to be disclosed in a 10-Q or Report on 8-K.

         SECTION 2.7 Other Matters.

         (a) APG represents, warrants and confirms to PBT that it is not as of the date hereof, or after giving effect to the transactions contemplated hereby, by the Related Agreements and the Permatex Acquisition and the AC Tech Acquisition (the "Transactions"), an affiliate, joint venturer or partner of PBT or any of its subsidiaries or affiliates.

         (b) Each of APG and the APG Parties acknowledges that such person has received and has had ample opportunity to review and understand the current form of this Agreement, all of the exhibits and schedules hereto, and all of its Related Agreements including the terms of the investment by APG in PBT capital stock (the "APG PBT Investment") pursuant to the APG Subscription Agreement, including the PBT repurchase rights set forth therein, the PBT Stockholders Agreement and the other documents made available pursuant to the PBT Subscription Agreement (collectively, the "Operative Documents"). PBT has afforded each of APG and each APG Party and such party's advisors, if any, the opportunity to discuss the Transactions and to ask questions of representatives of PBT concerning the terms and conditions of the Transactions and the Operative Documents, and such representatives have provided answers to all such questions concerning the Transactions and the Operative Documents satisfactory to such party. Each of APG and the APG Parties has consulted its own financial, tax, accounting and legal advisors, if any, as to such party's participation in the Transactions and the consequences thereof and risks associated therewith and the Operative Documents. Each of APG and the APG Parties and such party's advisors, if any, have examined or have had the opportunity to examine before the date hereof the Operative Documents and all information that such party deems to be material to an understanding of the Operative Documents and the Transactions.

         (c) APG certifies and acknowledges that its board of directors, including its independent and disinterested director acting in accordance with applicable law, have determined, after full deliberation that the Transactions are fair to and in the best interest of APG and its stockholders and provide fair and adequate consideration to APG, after taking into account the transactions contemplated by the APG Letter of Intent and the AC Tech Letter of Intent, the pace of such transactions, the status of financing, issues and possibility of timely (if any) closure, and APG investment returns, among other things. The resolutions, duly certified, of APG's board of directors to the effect of the foregoing and to approve the Transactions are attached hereto as Exhibit D.


                                   ARTICLE III

                            COVENANTS AND AGREEMENTS

         SECTION 3.1 Formation of Special Purpose Subsidiary.

                  (a) Prior to the date hereof, APG has formed a wholly-owned, "bankruptcy remote", special purpose subsidiary, APG Special Purpose Sub, under the laws of Delaware ("APG Special Purpose Sub"), pursuant to a certificate of incorporation, by-laws, and other customary organizational documents and resolutions in form and substance reasonably satisfactory to PBT. APG's investment in PBT capital stock as contemplated by the PBT Letter of Intent has been made by APG Special Purpose Sub which, as of the date hereof, has executed and delivered (i) the APG Subscription Agreement, dated the date hereof, with PBT, substantially in the form attached as Exhibit A ("APG Subscription Agreement"), and (ii) the PBT Stockholders Agreement, dated the date hereof, substantially in the form attached as Exhibit B ("PBT Stockholders Agreement").

                  (b) APG represents, warrants, covenants and agrees to and with PBT that APG Special Purpose Sub has and will have no obligations or liabilities of any kind, directly or indirectly, except as set forth in its organizational documents as of the date hereof and in the APG Subscription Agreement and the PBT Stockholders Agreement and except as arise by applicable law and that its only business will be to hold its PBT Stock.

                  (c) APG represents, warrants, covenants and agrees to and with PBT that APG will not directly or indirectly, (i) amend or modify in any respect the certificate of incorporation, by-laws or other organizational documents of APG Special Purpose Sub, (ii) transfer, sell or dispose any stock, ownership, interest or rights in respect of APG Special Purpose Sub and its stock assets or rights, or (iii) transfer, assign or contract the management or administration of APG Special Purpose Sub, in each case, without the prior written approval of PBT.


         SECTION 3.2 Subsidiary Contribution of All Existing Assets and Liabilities.

                  (a) APG has formed a wholly-owned subsidiary, zeropaper.com, Inc., under the laws of Delaware ("APG Newco"), and has at its own expense transferred all properties, assets, rights, obligations and liabilities, and all contingent liabilities, known and unknown, of APG, including, but not limited to, the stock of Klein Engines and Competition Components, Inc., Automotive Specialty Chemicals Group, Inc., Royal Purple Motor Oil, Inc., D3 Design Works, Inc., IMSG Properties, D'Artagnan Associates, Inc. and Boyd's Wheels, Inc. and the member interests of Cristen Powell Enterprises (the "Downstream Assets"), to APG Newco (the "Subsidiary Contribution"), provided, that the Subsidiary Contribution does not involve or transfer APG's ownership of APG Special Purpose Sub. Upon completion of the Subsidiary Contribution, APG represents, warrants and confirms to PBT that APG will be a holding company, owning shares of APG Special Purpose Sub and APG Newco, with no other properties, assets, rights, interests, obligations or liabilities.

                  (b) APG represents, warrants and confirms to PBT that (i) after the Subsidiary Contribution, APG will be solvent, and will have sufficient cash, capital and financial resources to conduct its business and pay its debts, obligations and liabilities when due, and
         (ii) its determination to organize APG Newco and pursue the Subsidiary Contribution has been separately considered, analyzed and pursued by APG, apart from the other transactions contemplated by this Agreement, and that PBT has not been involved with, participated in, structured or directed the Subsidiary Contribution.

         SECTION 3.3 Redemption and Conversion of APG Preferred Stock.

                  (a) APG has duly redeemed and converted in full its Series A Preferred Stock from the holders thereof and will issue shares of Common Stock in exchange for the redeemed and converted shares in the amounts and to the persons set forth on Schedule 3.3. APG represents, warrants and confirms to PBT that such redemption and conversion was completed in accordance with the terms and provisions of the Series A Preferred Stock and any agreements and instruments relating thereto and applicable law.

                  (b) All APG Parties which were holders of Series A Preferred Stock acknowledge and agree that they have received payment in full for the Series A Preferred

         Stock and all rights with respect to the Series A Preferred Stock have been terminated, including any rights pursuant to the terms of the Series A Preferred Stock and under any agreements, instruments, documents, commitments or promises relating thereto.

         SECTION 3.4 Exchange of Bridge Debt and Other Debt; Issuance of Preferred Stock.

                  (a) APG has duly redeemed and exchanged in full the $2 million aggregate principal amount of bridge notes issued to the persons set forth on Schedule 3.4 (the "Bridge Notes") from the holders thereof and has issued shares of Series B Preferred Stock in exchange for the redeemed and exchanged Bridge Notes in the amounts set forth in
         Schedule 3.4. APG represents, warrants and confirms to PBT that such exchange was completed in accordance with the terms and provisions of the Bridge Notes and agreements and instruments relating thereto and applicable law.

                  (b) All APG Parties which were holders of Bridge Notes acknowledge and agree that they have received payment in full for the Bridge Notes and all rights with respect to the Bridge Notes have been terminated, including any rights pursuant to the terms of the Bridge Notes and under agreements, instruments, documents, commitments or promises relating thereto.

                  (c) APG has duly issued to Andy Evans in consideration of the assumption of $1.48 million of indebtedness of APG (the "Other Debt"), $1.48 million aggregate amount of its Series B Preferred Stock. APG represents, warrants and confirms to PBT that the assumption of the Other Debt was completed in accordance with the terms and provisions of the Other Debt and agreements and instruments relating thereto and applicable law.

         SECTION 3.5 Employment and Stock Matters.

         (a) APG acknowledges and agrees that certain of its officers and employees, including Dean Willard and the employees listed on Schedule 3.5 (the "Shared Employees"), will also be employed from the date hereof by, and will receive compensation and benefits from, PBT and its subsidiaries, and in certain cases, receive PBT employment agreements which have been separately disclosed to APG. APG hereby consents to the employment and service of all such Shared Employees for PBT and its subsidiaries. APG also acknowledges that substantially all of the business time and efforts of the Shared Employees shall be devoted to the business of PBT and its subsidiaries.

         (b) APG acknowledges and agrees that Dean Willard and certain other officers and employees of APG will (i) directly invest in PBT capital stock, as contemplated by the PBT Stockholders Agreement, will own such PBT capital stock in addition to and separate from their investment in APG, and (ii) will receive options pursuant to Section 3.6 as an incentive for them in their capacity as employees of PBT.

         (c) APG acknowledges and agrees that PBT officers and employees who are also associated with APG, including the recipients of the New Options referenced below, will also have the right, under the APG Subscription Agreement, under certain circumstances, to participate in the PBT repurchase and call rights in respect of the PBT capital stock acquired by APG pursuant to the APG Subscription Agreement.

         SECTION 3.6 APG Stock Option Grants. APG has authorized and will grant effective the close of business on Monday, August 2, 1999, options to purchase an aggregate of 2,325,000 shares of Common Stock pursuant to the APG 1998 Stock Option Plan to the persons set forth on Schedule 3.6 (the "New Options"); provided, however that the Option Agreements have not yet been executed by the recipients thereof. The New Options are exercisable for shares of Common Stock, which together with shares of Common Stock (including contingent stock) held by Dean Willard, represent approximately 18.5% of the outstanding shares of Common Stock on a fully diluted basis at the date hereof, giving effect to the exchange and conversion of the Preferred Stock and the exchange of the Bridge Notes and Other Debt contemplated by Sections 3.3 and 3.4. The grant of the options has been duly authorized by APG and each New Option has been issued pursuant to an Option Agreement in accordance with the APG 1998 Stock Option Plan and substantially in the form of Exhibit C. The shares of Common Stock for which the New Options may be exercised have been duly authorized by APG and when issued upon the due exercise of the New Options will be fully paid and non-assessable. APG agrees not to amend or modify, directly or indirectly, the terms and provisions of the New Options or the terms of the APG 1998 Stock Option Plan in any material respect or in any respect detrimental to the holders without the written consent of PBT. APG shall not authorize for issuance under the APG 1998 Stock Option Plan additional shares of Common Stock or additional options if the effect of any such issuance would alter the percentage ownership of the New Options. APG covenants and agrees that if APG issues any capital stock or instruments convertible into APG capital stock at an effective purchase price below the exercise price of the New Options or below the then prevailing fair market value of the Common Stock, it shall amend the terms of the New Options to make equitable adjustments thereto in order to maintain the beneficial ownership of the New Options.

         SECTION 3.7 Contingent Stock Grants and Amendments. APG has duly issued to Dean Willard contingent stock grants in respect of 2,000,000 shares of Common Stock pursuant to contingent stock agreements attached hereto as Exhibit E and all of such shares are subject to further restriction and vesting, as confirmed in documentation also attached as Exhibit F hereto. APG agrees not to amend the terms of the contingent stock issued to Dean Willard described herein in any material respect or in any respect detrimental to Dean Willard without the written consent of PBT. APG covenants and agrees that if APG issues any capital stock or instruments convertible into APG capital stock at an effective purchase price below the then prevailing fair market value of the Common Stock, it shall amend the terms of the contingent stock granted to Dean Willard hereunder to make equitable adjustments thereto in order to maintain the beneficial ownership of APG of Dean Willard relating to the contingent stock on the date hereof.

         SECTION 3.8 Opinion of Counsel to APG. Counsel to APG has delivered to PBT on the date hereof a legal opinion covering the legal matters set forth in Sections 2.1, 2.2, 2.3 and 2.5 on behalf of APG in form reasonably acceptable to PBT.

                                   ARTICLE IV

                        BENEFITS, RELEASE AND INDEMNITIES

         SECTION 4.1 APG Reimbursements, Payments and Investment.

                  (a) At the Closing, PBT will pay or arrange for the payment to APG of (i) APG's $3 million deposit to CoAmerica, as escrow agent, in connection with the proposed Permatex Acquisition, (ii) APG's $1 million deposit to Ampersand in connection with the proposed AC Tech Acquisition, the proceeds of which were contributed to AC Tech by Ampersand, (iii) up to $4.8 million in connection with the Pay-Off Amount, (iv) reasonable and documented APG third party out-of-pocket expenses (invoices of which have been delivered to PBT) incurred by APG in connection with the Permatex Acquisition, the AC Tech Acquisition and the APG investment contemplated by this Agreement, but no other purpose, provided, that such expenses do not exceed $800,000 in the aggregate (the amounts described in clauses (i) through (iv) are referred to as the "APG Reimbursement"), and (v) reasonable and documented APG third party out-of-pocket expenses in respect of counsel, auditors and environmental consultants in excess of $800,000 incurred by APG in connection with the Permatex Acquisition by PBT and, the AC Tech Acquisition by PBT, provided, that such expenses do not exceed $880,400 in the aggregate.

                  (b) At the Closing, APG Special Purpose Sub will purchase PBT capital stock pursuant to the APG Subscription Agreement and subject to the PBT Stockholders Agreement.

         SECTION 4.2 Release. In consideration of Section 4.1, the investment opportunity in PBT, and the benefits and opportunities for APG contemplated hereby, and as a condition of PBT entering into this Agreement and the agreements and transactions contemplated hereby making the foregoing available to APG and closing the Permatex Acquisition and the AC Tech Acquisition, each of APG and the APG Parties hereby irrevocably and unconditionally releases, acquits and forever discharges on behalf of itself and any person acting by, through, or under or in concert with any of APG or the APG Parties and all persons acting by, through, under or in concert with any of them (collectively the "Releasees"), or any of them, each of PBT, The Jordan Company LLC, and Dean Willard, and their respective subsidiaries, officers, directors, members, partners, employees, agents, advisors, affiliates, stockholders, divisions, predecessors, successors, assigns, representatives, attorneys, and all persons acting by, through, under or in concert with any of them (collectively, the "Released Parties") from any and all charges, complaints, claims, suits, judgments, demands, actions, obligations or liabilities, damages, causes of action (including attorneys' and litigation fees and costs) of any nature whatsoever, including all Losses, known or unknown, emanating from, arising out of, or in any way whatsoever arising or resulting from any action relating to APG, the PBT Letter of Interest, the Permatex Acquisition, the AC Tech Letter of Intent, the AC Tech Acquisition, the Operative Agreements and all transactions contemplated hereby and thereby, including, without limitation, all Transactions, and all historical and current activities of APG, including, without limitation, its organization and formation, its business and operations, its investments, debt and equity financing, acquisitions and related efforts and activities and all transactions contemplated herein, or any action taken by, or any action failed to be taken by the Released Parties or the Releasees in connection therewith, and each of APG and the APG Parties agrees that neither it, nor any person acting by, through, or under such party shall institute or pursue any action or actions, cause or causes of action (in law or in equity), suits, or claims in state or federal court against or adverse to the Released Parties, or directly or indirectly assist or cooperate with any person to institute or pursue any such action or proceeding, arising from or attributable to the Releasees in connection with the foregoing.

         SECTION 4.3 Indemnification by APG.

                  (a) APG agrees to indemnify and hold harmless, PBT, its subsidiaries, The Jordan Company LLC and each of their respective affiliates, and their respective officers, directors, members, partners, employees, stockholders, representatives and agents, against, and agree to hold it and them harmless from, any and all Losses incurred or suffered by PBT or any of the foregoing persons (or any combination thereof) arising out of or in connection with any of the following: (i) any breach of or any inaccuracy in any representation or warranty made by APG or the APG Parties pursuant to this Agreement or any Related Agreement, (ii) any breach of or failure by APG or the APG Parties to perform any covenant, agreement or obligation of such parties in this Agreement or any Related Agreement, (iii) this Agreement, the PBT Letter of Interest, the Permatex Acquisition, the AC Tech Letter of Intent, the AC Tech Acquisition, the Operative Agreements and all agreements, instruments and transactions contemplated hereby or thereby, all historical and current activities of APG, including, without limitation, its organization and formation, its business and operations, its investments, debt and equity financing, acquisitions and related efforts and activities and all transactions contemplated herein, (iv) any lawsuits, claims or other litigation, known or unknown, by, on behalf of or involving APG stockholders, lenders, directors, officers, employees, advisors, agents or other persons associated with APG, (v) any broker, finder, investor, advisor or financier engaged by APG, AC Tech or the APG Parties, including, without limitation, Wasserstein Perella & Co. and Inc., Wm. Sword & Co., Inc., Triumph Capital Group, Inc. and Triumph Partners III, L.P.

                  (b) In connection with the foregoing indemnification, counsel selected by PBT will be entitled to conduct and lead the defense, including any settlement or compromise, provided that subject to the absence of any conflict or other ethical or professional reason, APG may (at its own expense) designate counsel to participate in such defense.

                  (c) APG agrees to indemnify the Shared Employees to the fullest extent permitted by Delaware law by reason of the fact that such Shared Employee was serving as an officer, director, employee or agent of APG.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.1 Expenses. Except as expressly provided herein, each party hereto shall bear its own expenses (including legal fees and expenses) with respect to this Agreement and the transactions contemplated hereby; provided, however, that if any party hereto incurs any legal fees, expenses or other amounts to enforce the obligations of the other parties hereto, the losing parties shall reimburse the prevailing parties for all such fees and expenses.

         SECTION 5.2 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by the APG, the APG Parties and PBT.

         SECTION 5.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) five Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

         (i)  If to PBT, addressed as follows:

                  c/o Jonathan F. Boucher
                  The Jordan Company
                  767 Fifth Avenue
                  48th Floor
                  New York, New York 10153
                  Facsimile No.: (212) 755-5263

                  with a copy to:

                  Mayer, Brown & Platt
                  1675 Broadway
                  New York, New York 10019
                  Attention:  James B. Carlson
                  Facsimile No.:  (212) 262-1910

         (ii) If to APG, addressed as follows:

                  c/o Dean Willard and Board of Directors
                  7341 Anaconda Avenue

                  Garden Grove, CA  92841
                  Facsimile No.:  (714) 373-1913

                  with a copy to:

                  DeCastro, West & Chodorow, Inc.
                  10960 Wilshire Blvd.
                  Suite 1400
                  Los Angeles, CA  90024
                  Attention: Menasche Nass
                  Facsimile No.:  (310) 473-0123

         (iii) If to an APG Party, addressed as set forth on Schedule 6.4.

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         SECTION 5.4 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         SECTION 5.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 5.6 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Sections of the disclosure schedule are for convenience only and shall not be deemed part of this Agreement or the disclosure schedules or be given any effect in interpreting this Agreement or the Disclosure Schedule. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections, Paragraphs, Subsections, Exhibits or Schedules shall refer to those portions of this Agreement. Time is of the essence of each and every covenant, agreement and obligation in this Agreement.

         SECTION 5.7 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         SECTION 5.8 Binding Agreement. This Agreement and the Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns notwithstanding if certain APG Parties listed on Schedule 1 hereto do not execute this Agreement on the date hereof. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties. The parties hereto agree that each such party shall be entitle to equitable remedies, including specific performance, of the obligations hereunder.

         SECTION 5.9 Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and the Released Parties and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         SECTION 5.10 Entire Understanding. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings among the parties.

         SECTION 5.11 JURISDICTION OF DISPUTES; WAIVER OF JURY TRIAL. IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, WITH RESPECT TO ANY OF THE MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (A) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE CITY OF NEW YORK, NEW YORK, WHETHER A STATE OR FEDERAL COURT; (B) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO PERSONAL JURISDICTION IN ANY SUCH COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN NEW YORK, NEW YORK); (C) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN AN INCONVENIENT FORUM; (D) DESIGNATE, APPOINT AND DIRECT CT CORPORATION SYSTEM AS ITS AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS IN ANY LEGAL PROCEEDING IN THE STATE OF NEW YORK; (E) AGREE TO NOTIFY THE OTHER PARTIES TO THIS AGREEMENT IMMEDIATELY IF SUCH AGENT SHALL REFUSE TO ACT, OR BE

PREVENTED FROM ACTING, AS AGENT AND, IN SUCH EVENT, PROMPTLY TO DESIGNATE ANOTHER AGENT IN THE CITY OF NEW YORK, SATISFACTORY TO SELLERS AND PURCHASER, TO SERVE IN PLACE OF SUCH AGENT AND DELIVER TO THE OTHER PARTY WRITTEN EVIDENCE OF SUCH SUBSTITUTE AGENT'S ACCEPTANCE OF SUCH DESIGNATION; (F) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT FOR COMMUNICATIONS TO SUCH PARTY; (G) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (H) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         SECTION 5.12 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity of enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other situation or in any other jurisdiction. If the final judgement of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         SECTION 5.13 Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                 AUTOMOTIVE PERFORMANCE
                                 GROUP, INC.


                                 By: /s/ Dean M. Willard
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------


                                 APG SPECIAL PURPOSE SUBSIDIARY, INC.


                                 By: /s/ Dean M. Willard
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------


                                 ZEROPAPER.COM, INC.


                                 By: /s/ Dean M. Willard
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------


                                 PBT BRANDS, INC.


                                 By: /s/ Jonathan Boucher
                                    -----------------------------------------
                                 Name:  Jonathan Boucher
                                      ---------------------------------------
                                 Title: Vice President
                                       --------------------------------------


                                                                   APG Agreement

                                 APG PARTIES:


                                 /s/ Andrew Evans
                                 --------------------------------------------
                                 Andrew Evans


                                 /s/ Ann L. Evans
                                 --------------------------------------------
                                 Ann Evans


                                 DOMINION INCOME
                                 MANAGEMENT CORP.


                                 By: /s Andrew L. Evans
                                    -----------------------------------------
                                 Name:  Andrew L. Evans
                                      ---------------------------------------
                                 Title: President
                                       --------------------------------------


                                 DOMINION INCOME MANAGEMENT CORP.
                                 PROFIT SHARING PLAN


                                 By: /s/ Andrew L. Evans
                                    -----------------------------------------
                                 Name: Andrew L. Evans
                                      ---------------------------------------
                                 Title: CEO
                                       --------------------------------------


                                 MARITIME CAPITAL PARTNERS


                                 By: /s/ Andrew L. Evans
                                    -----------------------------------------
                                 Name:  Andrew L. Evans
                                      ---------------------------------------
                                 Title: Managing Partner
                                       --------------------------------------



                                                                   APG Agreement

                                 LANCER OFFSHORE INC.


                                 By: /s/ Michael Lauer
                                    -----------------------------------------
                                 Name:  Michael Lauer
                                      ---------------------------------------
                                 Title: Investment Manager
                                       --------------------------------------



                                 LANCER PARTNERS L.P.


                                 By: /s/ Michael Lauer
                                    -----------------------------------------
                                 Name:  Michael Lauer
                                      ---------------------------------------
                                 Title: General Partner
                                       --------------------------------------


                                 LANCER VOYAGER FUND


                                 By: /s/ Michael Lauer
                                    -----------------------------------------
                                 Name:  Michael Lauer
                                      ---------------------------------------
                                 Title: Investment Manager
                                       --------------------------------------


                                 /s/ Michael Lauer
                                 --------------------------------------------
                                 Michael Lauer


                                 FOUNDERS MEZZANINE INC. III


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------


                                                                   APG Agreement

                                 FOUNDERS EQUITY GROUP, INC.


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------


                                 BEACON HOLDINGS


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------


                                 --------------------------------------------
                                 Donald F. Moorehead


                                 --------------------------------------------
                                 George Moorehead


                                 --------------------------------------------
                                 Karen Mosley


                                 --------------------------------------------
                                 William J. Mosley


                                 --------------------------------------------
                                 Scotty D. Cook


                                 --------------------------------------------
                                 Scott Cook


                                 --------------------------------------------
                                 Svor Flannery




                                                                   APG Agreement

                                 --------------------------------------------
                                 Tim Schweizer


                                 THE ORBITER FUND, LTD.


                                 By: /s/ Michael Lauer
                                    -----------------------------------------
                                 Name:  Michael Lauer
                                      ---------------------------------------
                                 Title: Investment Manager
                                       --------------------------------------


                                 /s/ Dean Willard
                                 --------------------------------------------
                                 Dean Willard








                                                                   APG Agreement